Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

TRITIUM DCFC LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(7)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Warrants to purchase Ordinary Shares	Rule 457(g)	1,534,410 (1)(2)	—	—	—	—

	Equity	Ordinary Shares issuable upon the exercise of the Warrants	Rules 457(c), 457(f)(1) and 457(f)(3)	1,534,410 (1)(3)	$1.61(5)	$2,470,400.10	0.00011020	$272.24

	Equity	Ordinary Shares, no par value	Rule 457(c)	2,202,525 (1)(4)	$1.61(6)	$3,546,065.25	0.00011020	$390.78

	Total Offering Amounts					$6,016,465.35	0.00011020	$663.02

	Total Fees Previously Paid					—		—

	Total Fee Offsets					—		—

	Net Fee Due							$663.02

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(2)

Represents the resale of 1,534,410 warrants offered by HealthSpring Life & Health Insurance Company, Inc., Cigna Health and Life Insurance Company, Barings Target Yield Infrastructure Debt Holdco 1 S.A` R.L., Martello Re Limited, REL Batavia Partnership, L.P., and entities affiliated with St Baker Energy Holdings Pty Ltd (collectively, the “Selling Warrantholders”) that were originally issued to the Selling Warrantholders in connection with certain debt refinancing activities (the “Financing Warrants”). The Financing Warrants are being registered for resale by the selling securityholders named in this Registration Statement. In accordance with Rule 457(g), the entire registration fee for the Financing Warrants is allocated to the Ordinary Shares (as defined below) underlying the Financing Warrants, and no separate fee is payable for the Financing Warrants. See Footnotes 3 and 5.

(3)	Represents the issuance and resale of up to 1,534,410 ordinary shares, no par value (“Ordinary Shares”) of Tritium DCFC Limited (the “Registrant”) underlying the Financing Warrants.

(4)	Represents the resale of 2,202,525 Ordinary Shares previously issued to the Selling Warrantholders upon exercise of Financing Warrants.

(5)

Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of (i) the sum of (A) $1.61 (rounded up from the average of the high ($1.65) and low ($1.56) sales price of the Ordinary Shares as reported on The Nasdaq Stock Market LLC (“Nasdaq”) on March 7, 2023) and (B) $0.0001, the as-adjusted exercise price of the Financing Warrants, resulting in a combined maximum offering price per warrant of $1.61, multiplied by (ii) the applicable number of Financing Warrants. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Financing Warrants has been allocated to the underlying Ordinary Shares and those Ordinary Shares are included in the registration fee.

(6)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high ($1.65) and low ($1.56) sales price of the Ordinary Shares as reported on Nasdaq on March 7, 2023.

(7)	Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.00011020.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Ordinary Shares, no par value	52,886,962(8)(10)	$381,843,866.64	F-1	333-262681	August 30, 2022

Equity	Ordinary Shares underlying warrants	9,268,131(9)(10)	$77,018,168.61	F-1	333-262681	August 30, 2022

(8)

Represents Ordinary Shares to be offered and sold by the selling securityholders previously registered under the Registrant’s Registration Statement on Form F-1 (File No. 333-262681), initially filed with the Securities and Exchange Commission on February 11, 2022, and declared effective on August 30, 2022 (as amended, the “Prior Registration Statement”), consisting of (i) 43,367,526 Ordinary Shares issued to certain affiliated securityholders of the Registrant (excluding Decarbonization Plus Acquisition Sponsor II LLC, a Delaware limited liability company (“DCRN Sponsor”)) in connection with the acquisition by the Registrant of all of the issued equity interests in Tritium Holdings Pty Ltd (“Holdings”) and merger of Decarbonization Plus Acquisition Corporation II, a Delaware corporation (“DCRN”) with and into Hulk Merger Sub, Inc. (“Merger Sub”), in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement, dated May 25, 2021 by and among DCRN, Holdings, Merger Sub and the Registrant (such transaction referred to as the “Business Combination”), including shares issued pursuant to separate option agreements (together, the “Option Agreements”), each dated January 13, 2022, with each of (a) St Baker Energy Holdings Pty Ltd, (b) Varley Holdings Pty Ltd, (c) Ilwella Pty Ltd and (d) DCRN Sponsor, or as stock-based compensation to certain of the Registrant’s executive officers, (ii) 1,000,000 Ordinary Shares the Registrant issued to Palantir Technologies Inc. (“Palantir”) in connection with the amended and restated Subscription Agreement, dated January 31, 2022, by and among the Registrant, DCRN and Palantir; (iii) 6,770,379 Ordinary Shares held by DCRN Sponsor and certain previous independent directors of DCRN that were (x) issued to DCRN Sponsor in connection with the Option Agreements or (y) previously held as Class B common stock of DCRN, which was converted into Class A common stock of DCRN in accordance with DCRN’s amended and restated certificate of incorporation at the effective time of the merger in connection with the Business Combination and subsequently exchanged for Ordinary Shares; and (iv) 1,749,057 Ordinary Shares issued by the Registrant in private placements to DCRN Sponsor and certain previous independent directors of DCRN upon the “cashless” exercise of warrants that were originally issued by the Registrant to DCRN Sponsor and certain previous independent directors of DCRN in connection with private placements by DCRN to such holders (the “Private Placement Warrants”).

(9)

Represents up to an aggregate of 9,268,131 Ordinary Shares issuable by the Registrant, previously registered under the Prior Registration Statement, consisting of (i) up to 241,147 Ordinary Shares that are issuable upon the exercise of 241,147 Private Placement Warrants and (ii) up to 9,026,984 Ordinary Shares that are issuable upon the exercise of 9,026,984 warrants, originally issued as warrants of DCRN sold to the public in DCRN’s initial public offering.

(10)

No registration fee is payable because such securities are being transferred from the Prior Registration Statement pursuant to Rule 429 of the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.

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